UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2010

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Monmouth Real Estate Investment Corporation
(Exact name of registrant as specified in its charter)
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Maryland	001-33177	22-1897375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Juniper Business Plaza, Suite 3-C 3499 Route 9 North Freehold, New Jersey (Address of principal executive offices)	07728 (Zip Code)

Registrant's telephone number, including area code:	(732) 577-9996

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Monmouth Real Estate Investment Corporation (the “Company”) entered into a purchase agreement dated October 8, 2010 with certain institutional investors pursuant to which the Company agreed to sell up to a total of 817,250 shares of its 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), which have a liquidation preference of $25.00 per share, in a registered offering at a purchase price of $24.00 per share, including accrued dividends from September 1, 2010.  The Company's total net proceeds from the offering, after deducting the placement agent's fee and other estimated offering expenses, will be approximately $19,100,000.  The offering is expected to close on or about October 14, 2010, subject to satisfaction of customary closing conditions.  The Company intends to use all of the net proceeds to purchase additional properties in the ordinary course of business and for general corporate purposes, including the possible repayment of indebtedness.

In connection with the offering, the Company entered into a placement agent agreement dated October 8, 2010 with CSCA Capital Advisors, LLC (“CSCA”) pursuant to which CSCA agreed to act as the Company's placement agent.  As placement agent, CSCA will receive a placement agent fee equal to 2.0% of the gross proceeds from the offering, plus certain expenses.  In the ordinary course of business, CSCA and/or its affiliates have engaged, and may in the future engage, in financial advisory, investment banking and other transactions with the Company for which customary compensation has been, and will be, paid.

The shares of Series A Preferred Stock are being offered and sold pursuant to the Company’s prospectus supplement dated October 8, 2010 (the “Prospectus Supplement”), which supplements the Company’s prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to a Registration Statement on Form S-3 (File No. 333-161668), filed with the SEC on September 1, 2009, and declared effective on September 14, 2009 (the “Registration Statement”).  The Series A Preferred Stock is described in the Company’s Registration Statement and the Prospectus Supplement.

The foregoing summaries of the terms of the purchase agreement and placement agent agreement are only a brief description of certain terms therein, do not purport to be a complete description of the rights and obligations of the parties thereunder, and are qualified in their entirety by such documents attached hereto. A copy of the form of purchase agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein. A copy of the placement agent agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 12, 2010, the Company filed Articles Supplementary (the “Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland reclassifying and designating 817,250 shares of the Company’s authorized and unissued shares of common stock, par value $.01 per share (“Common Stock”), as additional shares of the Company’s Series A Preferred Stock.  The reclassification increased the number of authorized shares classified as Series A Preferred Stock from 1,322,500 shares immediately prior to the reclassification to 2,139,750 shares immediately after the reclassification.  The reclassification decreased the number of shares classified as Common Stock from 40,000,000 shares immediately prior to the reclassification to 39,182,750 shares immediately after the reclassification.

The foregoing description of the Articles Supplementary is qualified in its entirety by reference to the Articles Supplementary, a copy of which is filed as Exhibit 3.1 to this Form 8-K and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release concerning the offering of the Series A Preferred Stock on October 8, 2010.  The press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Placement Agent Agreement dated as of October 8, 2010 by and between Monmouth Real Estate Investment Corporation and CSCA Capital Advisors, LLC.

3.1	Articles Supplementary dated October 12, 2010.

10.1	Form of Purchase Agreement.

99.1	Press Release dated October 8, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2010	MONMOUTH REAL ESTATE INVESTMENT CORPORATION

	By:	/s/ Maureen Vecere
Name: Maureen Vecere
Title: Chief Financial Officer

Exhibit Index

1.1	Placement Agent Agreement dated as of October 8, 2010 by and between Monmouth Real Estate Investment Corporation and CSCA Capital Advisors, LLC.
3.1	Articles Supplementary dated October 12, 2010.
10.1	Form of Purchase Agreement.
99.1	Press Release dated October 8, 2010.